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                               SEVERANCE AGREEMENT
                               -------------------


         THIS SEVERANCE AGREEMENT (the "Agreement") is entered into as of April 6, 2001, by and between Joel Braun, an individual residing in the State of New York ("Senior Officer") and Acadia Realty Trust, a Maryland real estate investment trust with offices at 20 Soundview Marketplace, Port Washington, New York 11050 (the "Trust").


                                    RECITALS

         WHEREAS, The Trust desires to continue the employment of Senior Officer as Senior Vice President, Acquisitions, and Senior Officer desires to be employed by the Trust as Senior Vice President, Acquisitions; and

         WHEREAS, Senior Officer has requested the Trust to enter into a severance agreement and the Trust is willing to do so.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement set forth herein, the parties hereby agree as follows:

         1. Termination of Employment and Change in Control.

                  (a) Senior Officer's employment hereunder may be terminated at any time under the following circumstances:

                  (i) Cause. The Trust shall have the right to terminate Senior Officer's employment for Cause upon Senior
                         Officer's: (A) willful and continued failure substantially to perform his duties hereunder (other than any such failure resulting from Senior Officer's incapacity due to physical or mental illness) which failure continues for a period of ten (10) days after written demand for substantial performance is delivered by the Trust specifically identifying the manner in which the Trust believes the Senior Officer has not substantially performed his duties; (B) willful misconduct or (C) conviction of, or plea of guilty to a felony. For purposes of this subparagraph, no act, or failure to act, on Senior Officer's part shall be considered "willful" unless done, or omitted to be done, by him (i) not in good faith and (ii) without reasonable belief that his action or omission was in furtherance of the interests of the Trust.

                  (ii) Death. Senior Officer's employment hereunder shall terminate upon his death.

                  (iii) Disability. The Trust shall have the right to terminate Senior Officer's employment due to "Disability" in the event that there is a determination by the Trust that the Senior Officer has become physically or mentally

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                         incapable of performing his duties under this Agreement
                         and such disability has disabled the Senior Officer for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

                  (iv) Good Reason. The Senior Officer shall have the right to terminate his employment for "Good Reason": (A) upon the occurrence of any material breach of this Agreement by the Trust which shall include but not be limited to: a material, adverse alteration in the nature of Senior Officer's duties, responsibilities, or authority; (B) upon a reduction in Senior Officer's Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Trust within ten (10) days after written notice of such default by the Senior Officer, (C) if the Trust relocates Senior Officer's office requiring the Senior Officer to increase his commuting time by more than one hour, then the Senior Officer shall have the right to terminate his employment, which termination shall be deemed for Good Reason.

                  (v) Without Cause. The Trust shall have the right to terminate the Senior Officer's employment hereunder Without Cause subject to the terms and conditions of this Agreement.

                  (vi) Change in Control. The Senior Officer shall have the right to terminate his employment hereunder on or within three (3) months following a Change in Control. Such termination shall be deemed a termination for Good Reason hereunder. For purposes of this Agreement "Change in Control" shall mean that any of the following events has occurred: (A) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Trust, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares or any class of stock convertible into Common Shares and/or (ii) Common OP Units or preferred units or any other class of units convertible into Common OP Units, in an amount equal to thirty (30%) percent or more of the sum total of the Common Shares and the Common OP Units (treating all classes of outstanding Common Shares, units or other securities convertible into Common Shares as if they were converted into Common Shares or Common OP Units, as the case may be, and then treating Common Shares and Common OP Units as if they were a single class) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; or (B) the dissolution or liquidation of the Trust or the consummation of any merger or

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                         consolidation of the Trust if the shareholders of the
                         Trust and unit holders of the Partnership taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty (50%) percent of the surviving or acquiring Trust and partnership taken as a whole; or (C) any sale or other disposition of all or substantially all of its assets, or a sale or other disposition of at least 51% (based upon gross asset value) of the core assets (defined as those properties formerly marketed by Credit Suisse First Boston as the core portfolio of the Company) or (D) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the remaining members of the Board as to the appointment of the new Board members.

         (b) Notice of Termination Any termination of Senior Officer's employment by the Trust or any such termination by the Senior Officer (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Senior Officer's employment under the provision so indicated. In the event of the termination of Senior Officer's employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

         2. Compensation Upon Termination of Employment By the Trust for Cause or Voluntarily By The Senior Officer.

        In the event the Trust terminates Senior Officer's employment for Cause, or the Senior Officer voluntarily terminates his employment, the Trust shall pay the Senior Officer any unpaid Annual Base Salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay ("Unpaid Accrued Salary"). In addition, in such event, the Senior Officer shall be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options and all restricted stock granted to the Senior Officer which have not vested on the date of termination shall automatically terminate.

        Except for any rights which the Senior Officer may have to Unpaid Accrued Salary through and including the date of termination, and vested options and stock, the Trust shall have no further obligations hereunder following such termination. The aforesaid amounts shall be payable in full immediately upon such termination.

         3. Compensation Upon Termination of Employment Upon Disability, Without Cause or By Senior Officer for Good Reason.

        In the event of termination of Senior Officer's employment as a result of Senior Officer's Disability, Without Cause or by Senior Officer for Good Reason, the Trust shall pay to the Senior Officer, the following:

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                  (i)    any Unpaid Accrued Salary through and including the
                         date of termination; plus

                  (ii) an amount equal to one year's salary at the then current annual base salary (before any reductions) (the "Severance Salary"); plus

                  (iii) reimbursement of expenses incurred prior to date of termination ("Expense Reimbursement"); plus

                  (iv) the Senior Officer's car allowance, if any, for one year (the "Car Allowance"); plus

                  (v) a pro rata portion of Senior Officer's bonus (based upon the average of the last two years' bonuses); plus

         In the event of termination of or resignation by Senior Officer because of a Change in Control, in addition to the above amounts,

                  (vi) the Trust shall pay to the Senior Officer an amount equal to six months' base salary (the "Change of Control Retention Payment"); and

                  (vii) the Trust shall continue Senior Officer's base salary and medical benefits for a period not to exceed the earlier of (a) six months from the date of such termination or (b) the date when Senior Officer becomes reemployed.

         Notwithstanding anything to the contrary contained herein, if the Senior Officer's employment is terminated Without Cause, or the Senior Officer terminates his employment for Good Reason prior to a Change of Control and subsequently an event is announced within six months of his termination which, when consummated, would constitute a Change of Control, then the Senior Officer shall be entitled to the payment described in Section 3(vi) upon consummation.

         In addition, all (A) incentive compensation payments or programs of any nature whether stock based or otherwise that are subject to a vesting schedule, including without limitation restricted stock, phantom stock, units and any loan forgiveness arrangements granted to the Senior Officer ("Incentive Compensation") shall immediately vest as of the date of such termination ("Vested Incentive Compensation") and (B) options granted to the Senior Officer shall immediately vest as of the date of such termination (the "Vested Options") and the Senior Officer shall be entitled at the option of the Senior Officer, his estate or his personal representative, within three years of the date of such termination, to exercise any options which have vested (including, without limitation, by acceleration in accordance with the terms of the Agreement, the applicable option grant agreement or the current Acadia stock option plan (the "Plan")) and are exercisable in accordance with the terms of the applicable option grant agreement or plan and/or any other methods or procedures for exercise applicable to optionees.

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         Except for any rights which the Senior Officer may have to all of the above including unpaid Accrued Salary, Severance Salary, Vested Incentive Compensation, Vested Options, Expense Reimbursement, the Car Allowance and the Bonus, the Trust shall have no further obligations hereunder following such termination.

        The parties both agree that the agreement to make these payments was consideration and an inducement to obtain Senior Officer's consent to enter into this Agreement. The payments are not a penalty and neither party will claim them to be a penalty. Rather, the payments represent a fair approximation of reasonable amounts due to the Senior Officer.

         4. Change in Control.

                  (a) Options. Any options granted to the Senior Officer that have not vested as of the date of a Change in Control shall immediately vest upon the date of the Change in Control. Neither the occurrence of a Change in Control, nor the vesting in any options as a result thereof shall require the Senior Officer to exercise any options.

                  (b) Restricted Stock. Any restricted stock granted to the Senior Officer that have not vested as of the date of a Change in Control shall immediately vest upon the date of the Change in Control. In the event of a conflict between any restricted stock agreement or the Plan and this Agreement, the terms of this Agreement shall control.

                  (c) Upon Termination. If the surviving entity terminates Senior's Officer's employment Without Cause, the Trust shall pay to the Senior Officer, and the Senior Officer shall be entitled to, all the payments and rights the Senior Officer would have had if the Senior Officer had terminated his employment with Good Reason as set forth in Paragraph 3, including the payments due under Paragraph 3.(vi) and (vii), but less the value of any severance payments Senior Officer receives from the surviving entity after the date of the Change of Control. The rights described herein are subject to the provisions of Section 6(b).

         5. Indemnification/Legal Fees.

                  (a) Indemnification. In the event the Senior Officer is made party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of Senior Officer's employment with or serving as an officer of the Trust, whether or not the basis of such Proceeding is alleged action in an official capacity, the Trust shall indemnify, hold harmless and defend Senior Officer to the fullest extent authorized by Maryland law, as the same exists and may hereafter be amended, against any and all claims, demands, suits, judgments, assessments and settlements including all expenses incurred or suffered by Senior Officer in connection therewith (including, without limitation, all legal fees incurred using counsel reasonably acceptable to Senior Officer) and such indemnification shall continue as to Senior Officer even after Senior Officer is no longer employed by the Trust and shall inure to the benefit of his heirs, executors, and administrators. Expenses incurred by Senior Officer in connection with any Proceeding shall be paid by the Trust in advance upon request of Senior Officer that the Trust pay such expenses; but only in the event that Senior Officer shall have delivered in writing to the Trust an undertaking to reimburse

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the Trust for expenses with respect to which Senior Officer is not entitled to indemnification. The provisions of this Paragraph shall remain in effect after this Agreement is terminated irrespective of the reasons for termination. The indemnification provisions of this Paragraph shall not supersede or reduce any indemnification provided to Senior Officer under any separate agreement, or the by-laws of the Trust since it is intended that this Agreement shall expand and extend the Senior Officer's rights to receive indemnity.

                  (b) Legal Fees. If any contest or dispute shall arise between the Trust and Senior Officer regarding or as a result of any provision of this Agreement, the Trust shall reimburse Senior Officer for all legal fees and expenses reasonably incurred by Senior Officer in connection with such contest or dispute, but only if Senior Officer is successful in respect of substantially all of Senior Officer's claims pursued or defended in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed).

         6. Successors and Assigns, Term.

         (a) The Trust shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Trust, by agreement in form and substance satisfactory to Senior Officer, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Trust would be required to perform it if no such succession had taken place. Failure of the Trust to obtain any such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Senior Officer to compensation from the Trust in the same amount and on the same terms as he would be entitled to hereunder if Senior Officer terminated his employment for Good Reason hereunder in accordance with the terms as set forth in Paragraph 1.(a)(iv), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. In the event of such a breach of this Agreement, the Notice of Termination shall specify such date as the date of termination. As used in this Agreement, "Trust" shall mean the Trust as hereinbefore defined and any successor to all or substantially all of its business and/or its assets as aforesaid which executes and delivers the Agreement provided for in this Paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. Any cash payments owed to Senior Officer pursuant to this Paragraph 6 shall be paid to Senior Officer in a single sum without discount for early payment immediately prior to the consummation of the transaction with such successor. Nothing in this Paragraph 6(a) shall be construed to interfere with the Trust's right to implement or pursue such succession.

         (b) Notwithstanding anything to the contrary contained herein, this Agreement, including the obligations described in Section 4.(c), shall terminate and be of no further force and effect 18 months from the date of a Change of Control.

         7. Timing of and No Duplication of Payments.

         All payments payable to Senior Officer pursuant to this Agreement shall be paid as soon as practicable after such amounts have become fully vested and determinable. In addition, Senior Officer shall not be entitled to receive duplicate payments under any of the provisions of this Agreement.

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

         8. Modification or Waiver.

         No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Trust or Senior Officer in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Trust or Senior Officer of any such right or remedy shall preclude other or further exercise thereof. A waiver of right to remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

         The respective rights and obligations of the parties hereunder shall survive the Senior Officer's termination of employment and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

         9. Notices.

         All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Trust at the address set forth above or Senior Officer at his address as set forth in the Trust records (or to such other address as shall have been previously provided in accordance with this Paragraph
10).

         10. Governing Law.

         This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         11. Severability.

         Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

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


         12. Legal Representation.

         Each of the Trust and Senior Officer has had an opportunity to discuss this Agreement with counsel.

         13. Counterparts.

         This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same Agreement.

         14. Headings.

         The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

         15. Entire Agreement.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

         16. Survival of Agreements.

         The covenants made in Paragraphs 1 through 5 each shall survive the termination of this Agreement.

         17. Binding Effect.

         This Agreement shall be binding on the Trust, its successors and assigns, including any surviving entity resulting from a merger, consolidation or other corporate reorganization.

         18. Senior Officer's Covenants.

         Senior Officer covenants and agrees that in the event he receives any compensation (other than compensation upon termination of employment by the Trust for Cause or voluntarily by the Senior Officer) pursuant to this Agreement, he shall not solicit for employment any personnel employed by the Trust at the time of his termination for a period of two years from his Date of Termination as long as such personnel is still employed by the Trust. Nothing contained herein to the contrary, however, shall prevent Senior Officer from providing a reference for any such personnel.


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         19. Confidentiality.

         Senior Officer and the Trust agree to keep this Agreement confidential to the extent permitted by law. Senior Officer agrees to keep confidential all information in his possession regarding the Company, its properties and its plans, which is not generally known to the public.

         20. Excess Parachute Payments

         Any provision of this Agreement to the contrary notwithstanding, if any of the payments or benefits provided for in this Agreement, together with any other payments which Employee has a right to receive from the Company or any of its affiliates, constitute a "parachute payment", as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), payments pursuant to this Agreement shall be reduced, if necessary to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code, all as determined by the Company's regularly engaged independent public accountants.

         21. Prior Understandings.

         This Agreement embodies the entire contract between the parties hereto with respect to employment and severance and supersedes any and all prior agreements and understandings, written or oral, formal or informal by and between the Trust and the Senior Officer.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                  ACADIA REALTY TRUST


                                                  By:
                                                      -------------------------
                                                          Kenneth F. Bernstein
                                                          President


                                                  -----------------------------
                                                  Name:   Joel Braun
                                                  Title:  Senior Vice President




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